Exhibit 99.1

For Immediate Release Contact: David S. Silverman (802) 888-6600

Union Bankshares Announces Balance Sheet Repositioning

Morrisville, VT September 4, 2024 - Union Bankshares, Inc. (NASDAQ - UNB) today announced the completion of a balance sheet repositioning related to its investment securities portfolio.

The Company's wholly-owned subsidiary, Union Bank, executed the sale of $38.8 million in book value of its lower-yielding available-for-sale debt securities for an estimated after-tax realized loss of approximately $1.0 million, which will be recorded in the third quarter of 2024. Proceeds from the sale of the securities were redeployed into higher yielding bonds and funding loans that on a combined basis are expected to yield approximately 341 basis points more than the securities that were sold. The Company estimates the loss will be recouped within approximately one year.

The loss on the sale of securities has a neutral impact on stockholders' equity and the Company's book value per share. This repositioning will be accretive to earnings, net interest margin and return on assets in future periods, and simultaneously provide the Company with greater flexibility in managing balance sheet growth and liquidity.

About Union Bankshares, Inc.
Union Bankshares, Inc., headquartered in Morrisville, Vermont, is the bank holding company parent of Union Bank, which provides commercial, retail, and municipal banking services, as well as, wealth management services throughout northern Vermont and New Hampshire. Union Bank operates 19 banking offices, three loan centers, and multiple ATMs throughout its geographical footprint.
Since 1891, Union Bank has helped people achieve their dreams of owning a home, saving for retirement, starting or expanding a business and assisting municipalities to improve their communities. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of low to moderate home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators and has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank's employees contribute to the communities where they work and reside, serving on non-profit boards, raising funds for worthwhile causes, and giving countless hours in serving our fellow residents. All of these efforts have resulted in Union receiving and "Outstanding" rating for its compliance with the Community Reinvestment Act ("CRA") in its most recent examination. Union Bank is proud to be one of the few independent community banks serving Vermont and New Hampshire and we maintain a strong commitment to our core traditional values of keeping deposits safe, giving customers convenient financial choices and making loans to help people in our local communities buy homes, grow businesses, and create jobs. These values--combined with financial expertise, quality products and the latest technology--make Union Bank the premier choice for your banking services, both personal and business. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
Statements made in this press release that are not historical facts are forward-looking statements. Investors are cautioned that all forward-looking statements necessarily involve risks and uncertainties, and many factors could cause actual results and events to differ materially from those contemplated in the forward-looking statements. When we use any of the words “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. The following factors, among others, could cause actual results and events to differ from those contemplated in the forward-looking statements: uncertainties associated with general economic conditions; changes in the interest rate environment; inflation; political, legislative or regulatory developments; acts of war or terrorism; the markets' acceptance of and demand for the Company's products and services; technological changes, including the impact of the internet on the Company's business and on the financial services market place generally; the impact of competitive products and pricing; and dependence on third party suppliers. For further information, please refer to the Company's reports filed with the Securities and Exchange Commission at www.sec.gov or on our investor page at www.ublocal.com.